Exhibit 10 (b)

THE NEWHALL LAND AND FARMING COMPANY
RETIREMENT PLAN
(Restatement Effective January 1, 2002)

AMENDMENT NO. 1

The Newhall Land and Farming Company Retirement Plan, as completely amended and restated as of January 1, 2002, is further amended effective for the period beginning on or after February 12, 2003 and ending March 14, 2003 to provide a limited Early Retirement window by adding a new Section 3.03(e) as follows:

“3.03(e)                                                       Special Early Retirement Window Benefit

(1)                                  A Participant who terminates employment during the period commencing on February 12, 2003 and ending on March 14, 2003 in connection with the ”reduction in force” shall be entitled to have his or her Base Benefit Factor and Excess Benefit Factor computed under Section 3.03(d) using his or her actual age plus three (3) years, provided such Participant meets the requirements of sub-section (ii).

(2)                                  A Participant shall be entitled to the enhanced Early Retirement Benefit only if he meets all of the following requirements:

(i)                                     At least age fifty-five (55) on February 12, 2003

(ii)                                  At least twenty-five (25) Years of Service on February 12, 2003.

(3)                                  For the duration of this Special Early Retirement Window Benefit the 120-day prior notification requirement in Section 3.03(a) shall be waived.

(4)                                  The forgoing provisions of this Section 3.03(e) shall not be operative in the case of any Participant who terminates employment after March 14, 2003, or whose termination of employment was not caused by the “reduction in force.””

To record the adoption of Amendment No. 1, Newhall Management Corporation, a California corporation, managing general partner of Newhall Management Limited Partnership, a California limited partnership, managing general partner of The Newhall Land and Farming Company, a California limited partnership, has caused this Amendment No. 1 to be executed on behalf of such partnership by its duly authorized officer this 15th day of April, 2003.

THE NEWHALL LAND AND FARMING COMPANY

(A CALIFORNIA LIMITED PARTNERSHIP)

By:	NEWHALL MANAGEMENT LIMITED PARTNERSHIP, A CALIFORNIA LIMITED PARTNERSHIP, MANAGING GENERAL PARTNER

By:	NEWHALL MANAGEMENT CORPORATION, A CALIFORNIA CORPORATION, MANAGING GENERAL PARTNER

By:	/s/ Edward C. Giermann

Its:	Secretary and General Counsel